SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 18, 2007
Apollo Resources International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Utah
(State or Other Jurisdiction of Incorporation)

000-25873 (Commission File Number)	84-1431425 (I.R.S. Employer Identification No.)

3001 Knox Street, Suite 403
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)
(214) 389-9800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(a) On April 18, 2007, J. Mark Ariail submitted to the Board of Directors (the “Board”) of Apollo Resources International, Inc. (the “Company”) his resignation as Chief Financial Officer and as a member of the Board of Directors. The Board has accepted Mr. Ariail’s resignation as Chief Financial Officer and Director.
In his letter of resignation, Mr. Ariail complains of his inability as Chief Financial Officer to implement necessary reforms in connection with internal controls, fiscal responsibility and basic corporate governance, among other things. A copy of Mr. Ariail’s resignation letter is attached hereto as Exhibit 10.1. References to information provided to the board by the Company’s attorneys and references to other confidential information have been redacted.
In response to Mr. Ariail’s allegations, the Company denies the substance of Mr. Ariail’s complaints, noting that such areas were under the control of, and the responsibility of Mr. Ariail, including the timely filing of periodic reports. At no time prior to delivery of his resignation letter did Mr. Ariail materially inform the Board of his concerns.
Mr. Ariails’ departure as Chief Financial Officer delays the Company’s ability to timely file a form 10-K. The Company’s intends to file the 10-K after the new Chief Financial Officer has had a reasonable opportunity to review the Company’s financial condition.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

EXIHIBIT
NUMBER	DESCRIPTION
10.1	Letter of Resignation dated April 18, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apollo Resources International, Inc. (Registrant)
Date: May 4, 2007	By:	/s/ Dennis G. McLaughlin
Dennis G. McLaughlin,
Chief Executive Officer